FOR IMMEDIATE RELEASE:

Contact:   John F. Kenny, Jr.
           Executive Vice President and
           Chief Financial Officer
           (617) 535-4799

     Iron Mountain Incorporated Announces New Record Date for 8-5/8% Senior
                          Subordinated Notes Due 2013

Boston, MA--September 12, 2001--Iron Mountain Incorporated (NYSE: IRM), the leader in records and information management services, announced today that it shall establish a special record date of September 24, 2001 for the October 1, 2001 interest payment on its 8-5/8% Senior Subordinated Notes due 2013. The September 24, 2001 special record date shall apply solely to the October 1, 2001 interest payment date, and supercedes the September 15 record date that normally applies to October 1 interest payments on the notes.

Iron Mountain Incorporated is the global leader in records and information management services. Iron Mountain currently provides services to over 125,000 customer accounts, including more than half of the Fortune 500, in 77 markets in the United States and 44 markets outside of the United States. The Company operates over 625 records management facilities in North America, Europe and Latin America.



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